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Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement on Form S-3 being filed by Equifin, Inc. and Subsidiaries (the "Company") of our report, which contains an explanatory paragraph relating to the Company's ability to continue as a going concern, dated March 17, 2003, except as noted therein, on the consolidated financial statements of the Company and its subsidiaries as of and for the year ended December 31, 2002, which report appears in the Annual Report on Form 10-KSB for the year ended December 31, 2002 previously filed by the Company.

/s/ J.H. Cohn LLP
Roseland, New Jersey February 9, 2004

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  Exhibit 23.1
CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS